Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-1

(Form Type)

FOXO TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	300,000	(1)	$0.48	(2)	$144,000	0.0001102	$15.86
	Equity	Class A Common Stock underlying Private Warrants	Rule 457(g)	316,250	(3)	$11.50	(4)	3,636,875	0.0001102	400.78
Total Offering Amounts										$416.65
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$416.65

(1)	Consists of 300,000 shares of Class A Common Stock, par value $0.0001 (the “Class A Common Stock”) issued to J.V.B. Financial Group, LLC (“JVB”), acting through its Cohen & Company Capital Markets division, in connection with the transactions contemplated by that certain Amendment and Termination Agreement, dated as of September 15, 2022, which shares are being registered pursuant to a general release agreement entered into between the Company and JVB, providing for a general release effective upon effectiveness of this registration statement, of any and all claims by JVB against the Company in exchange for the registration of JVB’s shares of Class A Common Stock for resale under this registration statement. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market on April 24, 2023 (such date being within five business days of the date that this registration statement on Form S-1 was filed with the U.S. Securities and Exchange Commission).

(3)	Consists of 316,250 shares of Class A Common Stock issuable upon the exercise of private warrants (the “Private Warrants”), which warrants were initially issued to DIAC Sponsor LLC (the “Sponsor”) (and subsequently distributed to the permitted transferees of the Sponsor). Such shares being registered for the potential offer and resale from time to time by the selling securityholders named in this registration statement. The Company previously included these shares of Class A Common Stock underlying the Private Warrants pursuant to a registration statement on Form S-1 (File No. 333-268980) (the “Previous Registration Statement”) but inadvertently omitted such shares in the Previous Registration Statement’s filing fee table.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon exercise of the Private Warrants.

Table 3: Combined Prospectuses

Security Type	Security Class Type	Amount of Securities Previously Registered(1)		Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, par value $0.0001 per share	5,063,750	(1)	S-1	333-268980	February 14, 2023
Equity	Class A Common Stock underlying Public Warrants	10,062,500	(2)	S-1	333-268980	February 14, 2023
Equity	Class A Common Stock underlying Assumed Warrants	1,905,853	(3)	S-1	333-268980	February 14, 2023
Equity	Class A Common Stock underlying Private Warrants	316,250	(4)	S-1	333-268980	February 14, 2023
Equity	Private Warrants to purchase Class A Common Stock	316,250	(5)	S-1	333-268980	February 14, 2023

(1)	Consists of 5,063,750 shares of Class A Common Stock registered for the potential offer and resale from time to time by the selling securityholders named in this prospectus.

(2)	Consists of 10,062,500 shares of our Class A Common Stock issuable upon the exercise of our publicly-traded warrants (the “Public Warrants”).

(3)	Consists of 1,905,853 shares of Class A Common Stock issuable upon the exercise of warrants that were assumed by us pursuant to the Business Combination (the “Assumed Warrants”).

(4)	Consists of 316,250 shares of our common stock issuable upon the exercise of the Private Warrants, which were initially issued to the Sponsor (and subsequently distributed to the permitted transferees of the Sponsor).

(5)	Consists of 316,250 Private Warrants to purchase Class A Common Stock held by certain selling securityholders named in this prospectus.